EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Members

Keane Group Holdings, LLC:

We consent to the use of our report dated October 20, 2016, with respect to the balance sheets of Trican Well Services, L.P. as of December 31, 2015 and 2014, and the related statements of operations, partners’ capital, and cash flows for the years then ended, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KMPG LLP

Houston, Texas

January 6, 2017